EXHIBIT 10.2
                                                                    ------------

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of November 18, 2003, by and between Able Laboratories, Inc., a Delaware corporation (the "Corporation"), and Raju V.K. Vegesna, an individual (the "Employee"). The Agreement will be effective on the day the employee begins employment (the "Effective Date").

                              W I T N E S S E T H:

            WHEREAS, the Corporation and the Employee desire to set forth the terms and conditions on which, from and after the Effective Date, (i) the Corporation shall employ the Employee, (ii) the Employee shall render services to the Corporation, and (iii) the Corporation shall compensate the Employee for such services;

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties agree as follows:

1.          EMPLOYMENT; DUTIES

            (a) The Corporation engages and employs the Employee, and the Employee hereby accepts engagement and employment, as Vice President, Liquids Operations of the Corporation. In the capacity of Vice President, Liquids Operations, the Employee will perform all such executive and administrative duties and services for the Corporation as are consistent with that position and as are assigned to the Employee from time to time by the Corporation, including, but not limited to meet, meeting production and growth objectives set by the management.

            (b) The Employee shall perform his duties hereunder from the Corporation's executive office, or other designated location, in the New Jersey area and report to Shailesh V. Daftari, Executive Vice President and General Manager of the Corporation.

2.          TERM

            The Employee's employment hereunder shall be for an initial period of three (3) years commencing on the Effective Date and continuing through the third anniversary thereof, unless sooner terminated as hereinafter provided (the "Initial Term"). Thereafter, the term and each extension will be automatically extended for successive one-year periods (each a "Renewal Term"), unless either party gives written notice of termination to the other party at least sixty (60) days prior to the expiration of the Initial Term or the Renewal Term, as the case may be.

3.          COMPENSATION

            (a) Subject to the terms and conditions of this Agreement, as compensation for the performance of his duties on behalf of the Corporation, the Employee shall be compensated as follows:

                        (i) The Corporation shall pay the Employee a base salary ("Base Compensation") at the rate of $165,000 per annum payable no less frequently than monthly in arrears on or before the first day of each succeeding month plus other compensation as described below in Section 5.

                        (ii) Upon the Effective Date, the Employee shall receive, from the Corporation, an option (the "Employee Option") to purchase 45,000 shares of common stock of the Corporation (the "Option Shares") at an exercise price per share equal to the last sale price of the common stock on the Nasdaq Stock Market on the date hereof. Such option shall have a term of ten (10) years and vest over three (3) years subject to the terms contained in the Corporation's stock option plan and the stock option agreement attached as Exhibit A hereto.

                        (iii) The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the Employee pursuant to this paragraph 3(a).

            (b) The Corporation shall reimburse the Employee for all reasonable expenses incurred by the Employee in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, cell phone and other incidental expenses and all such other expenses against receipt by the Corporation of appropriate vouchers or other proof of the Employee's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of the Corporation.

            (c) The Employee shall be entitled to accrue paid vacation at the rate of fifteen (15) business days per annum, plus all the appropriate Corporation holidays.

            (d) The Employee shall be eligible to participate in any Company bonus plan as may be maintained in effect by the Company from time to time, on a basis substantially equivalent to other members of the Company's senior management.

            (e) The Corporation shall provide health insurance coverage for the Employee and his family, and such other employee benefit plans and/or fringe benefits which, from time to time, the Corporation makes available to its senior management employees.

4. REPRESENTATIONS AND WARRANTIES BY THE EMPLOYEE AND CORPORATION


            (a) The Employee hereby represents and warrants to the Corporation as follows:

            (i) Neither the execution and delivery of this Agreement nor the performance by the Employee of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Employee is a party or by which he is bound.

            (ii) The Employee has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Employee enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Employee to execute and deliver this Agreement or perform his duties and other obligations hereunder.

            (b) The Corporation hereby represents and warrants to the Employee as follows:

            (i) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

            (ii) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

            (iii) The execution, delivery and performance by the Corporation of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of the Corporation, or any agreement or instrument to which the Corporation is a party or by which the Corporation of any of its properties may be bound or affected.

5.          RELOCATION ALLOWANCE

            The Corporation expects Employee to move from Pennsylvania to within reasonable proximity to the Corporation's New Jersey headquarters. The Employee shall receive a relocation allowance of up to $25,000 to reimburse him for any out-of-pocket expenses incurred by Employee in connection with the move. The reimbursement will be paid when the Employee completes the move.

6.          INVENTION ASSIGNMENTS; CONFIDENTIAL INFORMATION

            (a) All inventions, improvements, ideas, names, patents, trademarks, copyrights, and innovations, including all data and records pertaining thereto, whether or not reduced to writing, which the Employee may originate, make or conceive during the term of his employment and for a period of three (3) months thereafter, either alone or with others and whether or not during working hours or by the use of facilities of the Corporation, and which relate to or are or may likely be useful in connection with the business or contemplated business of the Corporation (collectively, "Inventions") shall be the exclusive property of the Corporation. Employee hereby assigns, and, to the extent any such assignment cannot be made at the present time, agrees to assign, to the Company all his right, title and interest throughout the world in and to all Inventions, and to anything tangible which evidences, incorporates, constitutes, represents or records any such Inventions. The Employee agrees that all such Inventions shall constitute works made for hire under the copyright laws of the United States and hereby assigns and, to the extent any such assignment cannot be made at present, hereby agrees to assign to the Company all copyrights, patents and other proprietary rights the Employee may have in any of such Inventions, together with the right to file for and/or own wholly without restriction United States and foreign patents, trademark registration and copyright registration and any patent, or trademark or copyright registration issuing thereon.

            (b) The Employee agrees that, during the course of his employment or at any time after termination, he will not disclose or make accessible to any other person, any information regarding the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets or any other confidential and proprietary business information of the Corporation, or any material or reproductions thereof, or any such information or materials of third parties in the possession of the Company ("Confidential Information"). The Employee agrees: (i) not to disclose or publish any Confidential Information at any time during or after his employment with the Corporation; (ii) not to use any Confidential Information for himself or others; and (iii) not to take any Confidential Information from the Corporation's facilities at any time during his employment by the Corporation, except as required in the Employee's duties to the Corporation. The Employee agrees immediately to return all Confidential Information in his possession to the Corporation upon request and in any event upon termination of his employment. The foregoing notwithstanding, the parties acknowledge and agree that Confidential Information shall not include the following: (a) information already in the public domain or hereafter disclosed to the public through no fault of the Employee; including but not limited to knowledge of (i) the business of other companies in the field, (ii) general business methods and structures useful in operating pharmaceutical marketing companies, (iii) the status of patents and other technology in the field other than those of the Corporation; (b) general knowledge about the field of pharmaceutical marketing obtained through the Employee's academic experience, (c) specific ideas and projections of the field of pharmaceutical marketing's evolution, (d) information that was available to the Employee on a non-confidential basis prior to the Employee's employment by LiquiSource, Inc. or (e) information that becomes available to the Employee on a non-confidential basis from a source other than the Corporation or any of its agents, provided that such source is not bound by a confidentiality agreement with the Corporation or any of such agents.

7.          TERMINATION

            (a) The Employee's employment hereunder shall terminate upon the first to occur of the following events:

               (i) the death of the Employee or the "Disability" of the Employee, as defined below; or

               (ii) termination by the Corporation, either with or without Cause
                    (as defined below); or

               (iii) voluntary resignation by the Employee after providing the
                    Corporation with at least thirty (30) days prior written notice. The date, which is thirty (30) days after the Employee has provided written notice, will be deemed the "Termination Date."

            (b) Upon termination pursuant to clause (a)(i) above, the Employee Option shall accelerate to the extent necessary so that at least 22,500 Option Shares shall be exercisable. "Disability" of the Employee shall be deemed to have occurred if the Employee, by virtue of any injury, sickness, or physical condition is unable to perform substantially and continuously the duties assigned to his hereunder for more than sixty (60) consecutive or non-consecutive days out of any consecutive twelve (12) month period, exclusive of any accrued vacation.

            (c) Upon termination pursuant to clause (a)(ii) for any reason other than for Cause (as defined below), (i) the Corporation shall pay the Employee six (6) months' Base Compensation as severance; provided, that if the Employee is terminated by the Corporation for any reason prior to the first anniversary of the date hereof then the severance period shall be extended, to the extent necessary, so that the period of employment plus the severance period shall be no shorter than one year.

            (d) Upon termination by the Corporation during the Initial or any Renewal Term pursuant to clause (a)(ii) with Cause (except prior to the first anniversary of the date hereof as provided in Section 7(c) above) or upon the voluntary resignation of the Employee pursuant to clause (a)(iii), such termination shall be effective immediately or on the effective date of the Employee's notice, as the case may be, and the Employee will be paid a portion of the Base Compensation due through the Termination Date, which has not been paid to him.

            (e) For purposes of this Agreement, "Cause" shall mean the unlawful conduct of the Employee constituting a felony under the law or dishonest conduct of the Employee involving moral turpitude and causing material harm to the Corporation, willful, reckless or grossly negligent misconduct or insubordination which is or is reasonably likely to be injurious to the Corporation, monetarily or otherwise, continuing after written notice thereof by the Board of Directors or a material breach of any of the Employee's obligations (not occasioned by the Employee's death or Disability) hereunder after written notice by the Corporation and failure to cure within thirty (30) days of such notice.

8.          NOTICES

            Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given upon receipt by the other party.

9.          SEVERABILITY OF PROVISIONS

            If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

10.         ENTIRE AGREEMENT; MODIFICATION

            This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement, which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

11.         BINDING EFFECT

            The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the Employee and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.

12.         NON-WAIVER

            The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

13.         GOVERNING LAW; WAIVER OF JURY TRIAL

            This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey without regard to principles of conflict of laws. The parties irrevocably waive all right to a trial by jury in any suit, action, or other proceeding hereafter instituted by or against such party in respect of its obligations hereunder or the transactions contemplated hereby.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                               ABLE LABORATORIES, INC.


                                               By: /s/ Robert Weinstein
                                                   -------------------------

                                               Title: Vice President and CFO



            Agreed and Accepted

            /s/ Raju V.K. Vegesna
            -----------------------------
            Raju Vegesna